IMMUCELL CORPORATION AND SUBSIDIARY

                               Exhibit 10.22

Employment Agreement dated April 29, 1999 between the Registrant and
     Michael F. Brigham.





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                          EMPLOYMENT AGREEMENT

AGREEMENT made this 29th day of April, 1999, between IMMUCELL
CORPORATION, a Delaware Corporation (the "Company"), and Michael F. Brigham, of Kennebunk, Maine ("Brigham").

                               WITNESSETH:

In consideration of the mutual promises hereinafter contained, the parties hereto agree as follows:

1. EMPLOYMENT AND TERM. The Company hereby employs Brigham and Brigham hereby accepts employment by the Company subject to the provisions of this Agreement for a term commencing on April --, 1999 and ending upon the date of termination of Brigham's employment with the Company.

2. DUTIES OF BRIGHAM. Brigham shall be employed by the Company as Vice President, Chief Financial Officer, Treasurer and Secretary to perform such duties consistent with such a position as Vice President, Chief Financial Officer, Treasurer and Secretary as its Board of Directors shall assign Brigham from time to time. Brigham shall serve the Company faithfully and diligently, use his best efforts to promote the interests of the Company, and shall devote his full time and efforts to the business and affairs of the Company.

3. COMPENSATION.

(a) BASE SALARY. As compensation for his services hereunder, the Company shall pay Brigham $7,916.66 per month, beginning on February 1, 1999. During the entire term of this agreement, Brigham's salary shall be subject to periodic review and adjustment by the Board of Directors of the Company, which Board of Directors may in its sole discretion change the salary to an amount greater than that provided for therein; provided, however, that in no event may the Company's Board of Directors decrease Brigham's salary below that which is provided for herein.

(b) EMPLOYEE BENEFITS. During the term of this Agreement the Company shall provide Brigham with the standard health, life, and disability insurance coverage that is provided to the Company's other non-officer employees. Brigham shall also be eligible to receive all other employee benefits of the Company in the same manner and to the same extent as other employees of the Company in accordance with the Company's policies, including, without limitation, any incentive pay programs offered by the Company to all of its non-officer employees.

(c) NONQUALIFIED STOCK OPTIONS.

   (1) GRANT. By unanimous resolution of the full Board of Directors on March 1, 1999 the Company granted to Brigham an option (`Option') to purchase thirty-one thousand and one hundred (31,100) shares of ImmuCell common stock (`Shares') at a price equal to $1.3125 per share.


   (2) VESTING. Brigham's right to purchase the Shares subject to this Option shall vest as follows:
     (i)  As to 10,366 Shares on and after March 1, 2000;
     (ii) As to an additional 10,367  Shares  on and after March 1, 2001;
          and
     (iii) As to the remaining 10,367 Shares on and after March 1, 2002.

   (3) EXERCISE. Except as hereinafter provided, the Option may be exercised in full or in part at any time to the extent vested in accordance with subsection (2). In no event may the Option be exercised to purchase fewer than one hundred (100) Shares, unless fewer than one hundred (100) Shares are subject to the Option.

          The purchase price for the Shares acquired upon exercise of the Option shall be paid (i) in cash or certified check, or (ii) at the discretion of the Compensation and Stock Option Committee of the Board of Directors of the Company by delivery of one or more stock certificates, duly endorsed, evidencing other Shares with a Fair Market Value on the date of exercise equal to the option price, or
     (iii) at the discretion of the Compensation and Stock Option Committee, by a combination of the methods described in (i) or (ii). As soon as practicable after Brigham has tendered payment of the purchase price to the Company, the Company shall provide Brigham with a Certificate evidencing the Shares purchased. Such certificate shall include any legends required under federal or state securities laws.

          In the event of Brigham's termination of employment with the Company (except for by reason of "just cause" as provided by subsection (c) of Section 4 of this Agreement), disability or death, the Option shall be exercisable during the eighteen-month period following the date of Brigham's termination. In the event of Brigham's termination for "just cause" as provided by subsection (c) of Section 4, the Option shall be exercisable for the three month period following such termination only to the extent it was exercisable at the time of such termination.

   (4) EXPIRATION OF OPTION. This Option shall expire at 5:00 p.m., Eastern time on February 28, 2009, unless sooner terminated as provided in Section (c)(3) above, and may not be exercised thereafter.

   (5) NONTRANSFERABILITY. Brigham may not transfer the Option other than by will or the laws of descent and distribution. During Brigham's lifetime, only Brigham may exercise the Option.

   (6) CHANGE IN CONTROL. In the event of a change in control of the Company, Brigham's right to purchase Shares subject to the Option shall vest immediately. For purposes of this Amendment, `change in control' shall mean any one of the following events:

               (a)  Any person shall become beneficial owner, directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding stock.

               As used in this Paragraph 6 (a), `beneficial owner' shall have the meaning ascribed to it from time to time under rules promulgated by the Securities and Exchange Commission pursuant to Section 13 (d) of the Securities Exchange Act of 1934, or any similar successor statute or rule; and a `person' shall include any natural person, corporation, partnership, trust, association, or any group or combination thereof, whose ownership of the Company stock would be reportable pursuant to such provision of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

               (b)   The   Company's   stockholders   approve   (i)   any
                  consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company common stock would be converted into cash, securities or other property, or (ii) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

               (c)  Any other event which a majority of all the Company's
                  Directors   who   are  not  employees  of  the  Company
                  determines constitutes a change of control.

   (7) NO REGISTRATION OF SECURITIES. The parties agree that the Company presently intends to rely on the securities registration exemption contained in Section 10502 (1) (L) of the Revised Maine Securities Act and that, accordingly, no registration or exemption filing shall be made by the Company under such Act with respect to the Shares. Brigham acknowledges that transfer of the Shares may be restricted by applicable federal and state securities laws and that the Shares when issued shall contain an appropriate legend to that effect. Notwithstanding the foregoing, the Company agrees to register these shares in conjunction with its next Registration Statement on Form S-8 to be filed with the Securities and Exchange
         Commission.

(d) BONUS. A cash bonus will be paid to Brigham by the Company if certain performance objectives are met during any fiscal year. These objectives will be specified by the Company's Board of Directors on an annual basis. Each and any such annual incentive compensation agreement shall be incorporated by reference into this Employment Agreement. Any bonus earned during a fiscal year will be paid by 1 February of the next fiscal year.

4.  TERMINATION OF EMPLOYMENT.

(a) VOLUNTARY TERMINATION. Should Brigham voluntarily terminate his employment with the company,
Brigham hereby covenants that, for a period of one (l) year he will abide by the terms of the "Agreement in Connection with Employment" dated August 24, 1989 between Brigham and the Company, a copy of which is appended hereto as ATTACHMENT A.

(b) OTHER TERMINATION. (i) Should Brigham's employment with the Company terminate for any reason except through Brigham's voluntary act or by termination for "just cause" as provided by subsection (c) of this
Section 4 or (ii) should Brigham's status or position with the Company be in any way altered without Brigham's consent so as to materially reduce Brigham's status or responsibilities in a manner inconsistent with his position as Vice President and Chief Financial Officer of the Company (it being understood that the Board of Directors may at any time elect other individuals to the offices of Treasurer and Secretary without diminution in Brigham's status or responsibilities as Vice President and Chief Financial Officer) and should Brigham resign from all offices and positions held with the Company in response to such change or alteration in his status or position with the Company or (iii) should the Company terminate Brigham's employment at any time, Brigham shall receive from the Company salary and benefits at the monthly level existing prior to termination for an additional three (3) months after the date of termination of Brigham's employment.

In consideration for the payments to be made to him pursuant to this subsection (b), Brigham shall be bound by the provisions of subsection
(a) of this Section in the same manner as if his termination had been voluntary, and Brigham shall not compete with the Company as provided therein for a period of one (1) year from the date of termination of Brigham's employment by the Company.

(c) TERMINATION FOR JUST CAUSE. Notwithstanding the forgoing provisions of this Section 4, a majority of the Board of Directors of the Company may at any time terminate the employment of Brigham for just cause (as hereinafter defined) upon seven (7) days' written notice to Brigham. Upon the expiration of such seven (7) day period, Brigham's employment with the Company shall cease, and from and after such date the Company shall have no further liability or obligation to make any payments or provide any benefits which would otherwise be paid to Brigham hereunder, except as such have accrued on or before such date. In the event of the termination of Brigham's employment for just cause as provided herein, Brigham shall be bound by the provisions of subsection (a) of this
Section in the same manner as if his termination had been voluntary, and Brigham shall not compete with the Company as provided therein for a period of one (1) year from the date of termination of Brigham's employment.

As used in this subsection (c), "just cause" shall be deemed to include only the following:

     (i) Brigham's conviction of a felony involving moral turpitude or dishonesty; or

     (ii) Brigham's persistent failure to comply with the reasonable directives or assignments of the Company's Board of Directors, provided that such directives or assignments are consistent with Brigham's status and position as set forth in Section 2 of this Agreement; or

     (iii) Brigham's persistent failure to devote his full time and efforts to the business and affairs of the Company in the manner contemplated by Section 2 of this Agreement.

(d) CERTAIN EVENTS. In the event that (i) following the termination of Brigham's employment pursuant to subsection (b) of this Section 4 the Company shall fail to pay Brigham when due, or within ten (10) business days thereafter, all current sums payable to Brigham pursuant to said subsection (b), or (ii) following the termination of Brigham's employment for any reason whatsoever, the Company or any successor or assignee of the Company entitled to the benefits of this Agreement shall cease to conduct the business of the company engaged in by the Company at the times of such termination, then, and in either such event, the covenants against competition set forth in subsections (a), (b), and (c) of this
Section 4 shall be terminated and Brigham shall thereafter not be bound by the provisions thereof. The termination of said covenants against competition shall not alter or affect the obligation of the Company to make any payments required to be made to Brigham pursuant to the provisions of subsection (b) of this Section 4.

5. COVENANT CONCERNING OTHER EMPLOYEES. Should Brigham voluntarily terminate his employment with the Company for any reason whatsoever, Brigham hereby covenants that, for a period of one (1) year, Brigham will not directly or indirectly persuade, induce or otherwise encourage any other employee of the Company to leave the employ of the Company to join or form any other firm, corporation, partnership, association, joint venture, trust or business entity of any kind engaged in, or to be engaged in the future in, any business which is similar to or competitive with the business now or at any time hereafter engaged in by the Company.

6. MISCELLANEOUS.

a) NOTICE. Any notice required to be given hereunder shall be given in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid, return receipt requested, or by Federal Express, if to the Company, at the address of its principal offices on the date upon which such notice is given, and if to Brigham, at the then current residential address of Brigham (as reflected on the records of the Company) by any of the aforesaid means. Any such notice shall be effective when delivered in person or deposited in the United States mails in accordance with the provisions of this subsection.

b) DEATH. In the event of the death of Brigham during the term of this Agreement while he shall be an employee of the Company, Brigham's compensation pursuant to Section 3 hereof shall cease as of the last day of the month in which Brigham's death occurs. Any remaining amounts owing to Brigham pursuant to Section 3 hereof in respect to such month shall be paid to his estate or shall pass by applicable laws of descent and distribution. In the event of the death of Brigham after he has terminated his employment with the Company, but prior to the payment of all amounts payable to him pursuant to the provisions of subsection (b) of Section 4 hereof, the remaining such amounts shall be paid to the representatives of Brigham's estate.

(c) INJUNCTIVE RELIEF. The parties agree that the extent of damage to the Company in the event of the breach by Brigham of the noncompetition covenants contained in the agreement attached hereto as ATTACHMENT A would be difficult or impossible to ascertain and that there would be no adequate remedy at law available to the Company in the event of such breach. Therefore, in the event of any such breach, the Company shall be entitled to enforce any or all of such covenants by injunction or other equitable relief in addition to receiving damages or other relief to which the Company may be entitled.

(d) BINDING EFFECT; ASSIGNMENT. The provision of this Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns and to the benefit of Brigham and his heirs and legal representative. This Agreement is a personal contract and the rights and interest of Brigham herein may not be sold, transferred, assigned, pledged, or hypothecated and any such attempted sale, transfer, assignment, pledge or hypothecation shall be null, void and of no effect.

(e) ENTIRE AGREEMENT. Except as set forth in the next succeeding sentence, this Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior agreements and understandings, written and oral with respect to the subject matter hereof, including without limitation the Employment Agreement dated November 8, 1991 between Brigham and the Company, and may not be amended or modified except by an instrument in writing signed by both parties hereto. It is understood and agreed that the following additional agreements shall remain in full force and effect and shall not be superceded by this Agreement: (i) the "Agreement in Connection with Employment" dated August 24, 1989 and appended hereto as ATTACHMENT A, (ii) the provisions regarding the nonqualified stock options granted to Brigham contained in the Amendment to Employment Agreement dated April 13, 1992 between Brigham and the Company, and (iii) all other incentive and non-qualified stock option agreements previously entered into between Brigham and the Company, which agreements remain in full force to the same extent they were in force before this Agreement was executed.

(f) SEVERABILITY. If any provision of this Agreement is declared invalid, illegal or unenforceable, such provision shall be severed and all remaining provisions shall continue in full force and effect.

(g) LAW GOVERNING. This Agreement shall be governed by and enforced in accordance with the laws of the State of Maine


IN WITNESS WHEREOF, the parties hereto have executed this Agreement, intending the same to take effect as a sealed instrument, as of the date first above written.

                                       IMMUCELL CORPORATION


/S/  Michael F. Brigham                /S/ Anthony B. Cashen
Michael F. Brigham                     By:  Anthony B. Cashen
Vice President and Chief Financial     Member, Compensation and Stock
Officer                                Option Committee